Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Milestone Scientific, Inc. on Form 10-QSB for the six months ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Rosaline Shau, Acting Chief Financial Officer of Milestone, certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Milestone.

/s/ Rosaline Shau —————————————— Rosaline Shau Acting Chief Financial Officer August 15, 2005

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